                                                                EXHIBIT 10.8.4

                              FIFTH AMENDMENT TO LEASE


       This FIFTH AMENDMENT TO LEASE (this "Amendment") is entered into as of December 1, 1997, by and between ULTRATECH STEPPER, INC., a Delaware corporation ("Tenant"), and SILICON VALLEY PROPERTIES, LLC, a Delaware limited liability company ("Landlord"), with reference to the following facts:

       A. Landlord, as successor to Orchard Investment Company Number 701, and Tenant are the current parties to that certain Lease, dated May 17, 1994, as amended by that certain First Amendment to Lease, dated October 18, 1994, that certain Second Amendment to Lease and Agreement and Release dated as of May 25, 1995, that certain Third Amendment to Lease dated May 17, 1994, and that Fourth Amendment to Lease dated February 6, 1996 (said Lease, as amended thereby, collectively shall be referred to as the "Lease"), for the lease by Tenant of (i) approximately 38,861 square feet of space in a building at 2815-2825 Zanker Road (the "2815 Zanker Space"), (ii) approximately 19,999 square feet of space in a building at 2835 Zanker Road (the "2835 Zanker Space"), (iii) 14,532 square feet of space in a building at 2855 Zanker Road (the "2855 Zanker Space"), and (iv) approximately 16,864 square feet of space in a building at 2865 Zanker Road (the "2865 Zanker Space"), all in San Jose, California and as more particularly described in the Lease (the "Leased Premises"). All capitalized terms referred to in this Amendment shall have the same meaning defined in the Lease, except where expressly defined to the contrary in this Amendment.

       B. The Lease Term for the 2815 Zanker Space and 2855 Zanker Space, which together contains approximately 53,393 square feet, was scheduled to expire on December 31, 1997, and Tenant exercised its option to extend for three years, upon the following terms and conditions.

       NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

       1. EXTENSION. Pursuant to section 1 of First Addendum to Lease, Tenant has exercised its option to extend Lease Term for the portion of the Premises defined above as the 2815 Zanker Space and 2855 Zanker Space with the Lease Term for such portion of the Premises now expiring on December 31, 2000. The Lease Term for the remaining portion of the Premises (i.e., 2835 Zanker Space and 2865 Zanker Space) remains unaffected by this Amendment (i.e., the Lease Term for 2835 Zanker Space expires March 31, 1999 and for 2865 Zanker Space expires February 28, 1999). As a result of this Amendment, Tenant has fully exercised all of its options or rights to extend the Lease Term for the portion of the Premises defined as the 2815 Zanker Space and 2855 Zanker Space.

       2. BASE MONTHLY RENT DURING TERM. Commencing on January 1, 1998 and continuing through December 31, 2000, the Base Monthly Rent for the 2815 Zanker Space and the 2855 Zanker Space shall be as follow:


       SPACE               TIME PERIOD                  BASE MONTHLY RENT
       2815 Zanker Space   1/ 1/98 through 12/31/98         $58,291.50
                           1/1/99 through 12/31/99          $60,234.55
                           1/1/2000 through 12/31/2000      $62,177.60

       2855 Zanker Space   1/1/98 through 12/31/98          $21,798.00
                           1/1/99 through 12/31/99          $22,524.60
                           1/1/2000 through 12/31/2000      $23,251.20

       The foregoing rental rates were established by the appraisal procedure described in section 1 of Addendum No. 1 comprising a part of the Lease and are applicable without the construction of any improvement or the granting of any allowance or concession by Landlord.

       3. GENERAL PROVISIONS

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       3.1 CONFIRMATION.  Tenant acknowledges and agrees that: (a) Tenant is in sole possession of the Premises demised under the Lease; (b) all work, improvements and furnishings required by Landlord under the Lease have been completed and accepted by Tenant; (c) all free rent and any other concession required under the Lease have been granted, used and otherwise satisfied; and
(d) it has no offset, claim, recoupment or defense against the payment of rent and other sums and the performance of all obligations of Tenant under the Lease.

       3.2 FURTHER ASSURANCES. Landlord and Tenant each agree to execute any and all documents and agreements reasonably requested by the other party to further evidence or effectuate this Amendment.

       3.3 SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

       3.4 REAFFIRMATION. As amended hereby, the Lease shall remain in full force and effect.

       3.5 CONFLICTS. In case of any conflict between any term or provision of this Amendment and the Lease, the term or provision of this Amendment shall govern.

       3.6 COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one agreement.

       IN WITNESS WHEREOF, this Amendment has been executed as of the date first set forth above.

LANDLORD:   SILICON VALLEY PROPERTIES, L.L.C.
            a Delaware limited liability company

            By:  Divco SVP Group, LLC,
            a Delaware limited liability company
            Its Manager

            By: /s/Scott Smithers
               -----------------------------
               Name: Scott Smithers
               Its:  President
               Dated: December 8, 1997


TENANT:     ULTRATECH STEPPER, INC.,
            a Delaware corporation

            By: /s/ William G. Leunis III
               ------------------------------
               Name: William G Leunis III
               Its:  Vice President of Finance
               Dated: December 2nd, 1997

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